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                                                                     Exhibit l.1
BELL, BOYD & LLOYD
                                    Three First National Plaza
                                    70 West Madison Street, Suite 3300
                                    Chicago, Illinois 60606-4207
                                    312.372-1121   Fax 312/372.2098

                                    Offices in Chicago and
                                    Washington D.C.



                                May 26, 1999



Nuveen New York Dividend Advantage Municipal Fund
333 West Wacker Drive
Chicago, Illinois  60606

Ladies and Gentlemen:

               Nuveen New York Dividend Advantage Municipal Fund

     We have acted as counsel for Nuveen New York Dividend Advantage Municipal Fund (the "Fund") in connection with the registration under the Securities Act of 1933 (the "Act") of certain of its common shares of beneficial interest (the "Shares") in a registration statement on form N-2 filed pursuant to Rule 462(b) under the Act (the "Registration Statement"), the purpose of which is to register Shares, in addition to and as part of the same offering with, those Shares registered on the Fund's registration statement on Form N-2, File No. 333-68539, which was declared effective by the Securities and Exchange Commission on May 25, 1999.

     In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the agreement and declaration of trust (the "Trust Agreement") and by-laws of the Fund, actions of the board of trustees of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

     We assume that, upon sale of the Shares, the Fund will receive the authorized consideration therefor, which will at least equal the net asset value of the Shares.
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     Based upon the foregoing, we are of the opinion that the Fund is authorized to issue the Shares, and that, when the Shares are issued and sold after the Registration Statement has become effective and the authorized consideration therefor is received by the Fund, they will be validly issued, fully paid and nonassessable by the Fund, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     In rendering the foregoing opinion, we have relied upon the opinion of Bingham Dana LLP expressed in their letter to us dated May 26, 1999.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                Very truly yours,

                                /s/ Bell, Boyd & Lloyd